Exhibit 99.1

FOR IMMEDIATE RELEASE

Optical Communication Products Announces First Quarter Fiscal 2007
Results

WOODLAND HILLS, CA –February 6, 2007 – Optical Communication Products, Inc. (NASDAQ GMS: OCPI), a leading manufacturer of fiber optic components, today announced its financial results for the first quarter of fiscal 2007 ended December 31, 2006.

First Quarter Financial Results

Revenue for the first quarter ended December 31, 2006 was $17.0 million, a decrease of 4.1% compared with revenue of $17.7 million for the first quarter of fiscal 2006, and a decrease of 11.0% compared with revenue of $19.1 million for the fourth quarter of fiscal 2006.

Backlog at December 31, 2006 was $7.0 million as compared to $8.6 million at September 30, 2006.

Gross margin for the first quarter of fiscal 2007 was 18.8% compared with 35.6% for the first quarter of fiscal 2006 and 22.9% for the fourth quarter of fiscal 2006.

Operating expenses, which included transition charges of $493,000 related to the Company’s planned move of manufacturing of certain of its higher volume products to its China contract manufacturer, totaled $9.0 million or 52.8% of revenue for the first quarter of fiscal 2007. This compares to total operating expenses of $6.6 million or 37.0% of revenue for the first quarter of fiscal 2006 and $6.9 million or 36.0% of revenue for the fourth quarter of fiscal 2006. During the first quarter of fiscal 2007, OCP incurred higher general and administrative expenses primarily related to executive severance costs, inclusion of GigaComm, higher professional expenses relating to legal, accounting and consulting services, and unoccupied space in the Company’s Woodland Hills facility. In accordance with SFAS 123(R), the Company also recorded stock-based compensation expense of $282,000, $240,000 and $265,000, for the first quarter of fiscal 2007, the first quarter of fiscal 2006 and the fourth quarter of fiscal 2006, respectively.

Net loss for the first quarter of fiscal 2007 was $4.2 million or $0.04 per diluted share, compared with net income of $1.1 million or $0.01 per diluted share for the first quarter of fiscal 2006 and a net loss of $1.4 million or $0.01 per diluted share for the fourth quarter of fiscal 2006.

As of December 31, 2006, OCP had cash, cash equivalents and marketable securities totaling $124.0 million, working capital of $146.7 million, no long-term debt, and stockholders’ equity of $188.0 million.

Commentary and Outlook

“Gross margin improvement over time is key to our business strategy,” said Chief Executive Officer Philip F. Otto. “Our first quarter financial performance reflects both the investment costs of our margin improvement initiatives as well as lower unit volume than we had anticipated. During the first quarter we released our first 10 Gigabit Ethernet industrial and extended temperature XFP components to our principal customer base, reflecting our concerted effort to bring higher margin products to market. Additionally, integration of internally sourced lasers from our recently acquired operation in Taiwan (GigaComm) into our existing products is moving ahead according to plan, and we have initiated a program to cull older legacy products from our mix. All of these activities are key elements of our gross margin improvement program.”

OCP currently enjoys a leading position in the fiber-to-the-home (FTTH) market in Japan. Now, with prospective, large scale development of FTTH in the United States, the Company is seeking to rapidly adapt its products for this marketplace and carefully select those segments of the market where it believes it can generate consistent returns.

The Company remains optimistic about broadband industry forecasts which call for sustained growth in the optical components market. As part of its stated gross margin improvement plans, OCP is investing in process improvements and product development in order to address the anticipated market resurgence. The planned level of such investments was not justifiable during the period of telecom market weakness over the past three years.

OCP currently expects total revenues for fiscal 2007 to be at the low end of its target range of $80.0 million to $90.0 million. Total annual operating expenses are expected to increase 40% to 45% year-over-year (including total estimated transition charges of $3.0 to $3.5 million for the move of manufacturing to China), primarily as a result of implementing the Company’s Asia initiatives, speed-to-market product strategies, and global business development plans. In the interim, until these initiatives take effect, OCP expects significant continuing gross margin pressure. The Company currently expects its full year fiscal 2007 gross margin to be at approximately the same level as its first quarter gross margin of 18.8%, with potential fluctuations in quarterly results corresponding to major transitional events including internally-sourced laser integration, the planned reduction in workforce in conjunction with the move of the Company’s manufacturing to China, and periodic changes in product mix. OCP has established a long-term goal of restoring sustainable gross margins to levels greater than 30%.

A portion of OCP’s cash reserves will be used throughout fiscal 2007 to support working capital and to invest in gross margin improvement initiatives. Cash, cash equivalents and marketable securities are expected to total $105 million to $110 million at September 30, 2007, compared with $126.9 million at September 30, 2006.

Conference Call and Webcast

Chief Executive Officer Philip F. Otto and Chief Financial Officer Frederic T. Boyer will hold a conference call with the financial community today at 5:00 pm EST/2:00 pm PST to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing 800-257-7087. International callers may dial 303-262-2052. When prompted, ask for the "Optical Communication Products Investor Conference Call." A telephonic replay of the conference call may be accessed approximately two hours after the call through March 8, 2007, by dialing 800-405-2236. International callers may dial 303-590-3000. The replay access code is 11083393#.

The conference call will be webcast simultaneously. The webcast may be accessed on OCP's website at www.ocp-inc.com under Investors: Event Calendar and will be archived for 12 months.

About Optical Communication Products, Inc. (OCP)

Founded in 1991, OCP designs, manufactures and sells a comprehensive line of fiber optic components for metropolitan, local area and fiber-to-the-home networks. Its global speed-to-market strategy calls for increased international market penetration, fast-paced product development and flexible, turnkey manufacturing capacity. The Company’s product lines include optical transceivers, transmitters and receivers. For more information, visit OCP’s web site at www.OCP-inc.com or Investor Digest at www.globalprovince.com/ocpiindex.htm.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of GigaComm, such as (i) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (ii) our ability to successfully integrate the operations of GigaComm with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iii) our ability to implement future business and acquisition strategies, and (iv) our ability to retain personnel of GigaComm; (C) factors relating to our manufacturing contract with SAE Magnetics, such as the possibility that the expected benefits from that contract will not be fully realized or will be delayed, and (D) factors relating to doing business in Taiwan and The People's Republic of China, such as, but not limited to (i) risks relating to political and diplomatic issues between Taiwan and The People's Republic of China, (ii) difficulty of managing global operations, including staffing and managing foreign operations, (iii) differing labor regulations, and (iv) foreign currency risk. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Mr. Frederic T. Boyer

Senior Vice President and CFO

(818) 251-7220

FBoyer@ocp-inc.com

- Financial Tables to Follow -

Optical Communication Products, Inc.
Statements Of Operations (Unaudited)
(In thousands, except per share data)

                                                                       Three Months Ended December 31,
                                                                    -------------------------------------
                                                                          2006                  2005
                                                                    ----------------     ----------------

Revenue                                                               $    17,024           $    17,749

Cost of revenue                                                            13,824                11,440
                                                                      -----------           -----------

Gross profit                                                                3,200                 6,309
                                                                      -----------           -----------

Operating expenses:

      Research and development                                              2,809                 3,262
      Sales and marketing                                                   1,282                 1,190
      General and administrative                                            4,404                 2,112
      Transitional costs for contract manufacturing                           493                     -
                                                                      -----------           -----------

Total operating expenses                                                    8,988                 6,564
                                                                      -----------           -----------

Loss from operations                                                       (5,788)                 (255)
                                                                      -----------           -----------

Investment income                                                           1,573                 1,297
Other income, net                                                              71                    85
                                                                      -----------           -----------

Income (loss) before income taxes                                          (4,144)                1,127
Provision for income taxes                                                     43                    35
                                                                      -----------           -----------

Net income (loss)                                                     $    (4,187)          $     1,092
                                                                      ===========           ===========

Earnings (loss) per share:
Basic                                                                 $     (0.04)          $      0.01
                                                                      ===========           ===========
Diluted                                                               $     (0.04)          $      0.01
                                                                      ===========           ===========

Shares outstanding:
Basic                                                                     113,444               113,027
                                                                      ===========           ===========
Diluted                                                                   113,444               113,326
                                                                      ===========           ===========

Optical Communication Products, Inc.
Balance Sheets (Unaudited)
(In thousands, except share and per share data)

                                                                             December 31,      September 30,
                                                                          ----------------  -----------------
ASSETS                                                                          2006               2006
                                                                          ----------------  -----------------

CURRENT ASSETS:

  Cash and cash equivalents                                                $    55,740       $    57,413
  Marketable securities                                                         68,235            69,523
  Accounts receivable less allowance for doubtful accounts and sales returns of $603 and $550 at December 31, 2006 and September 30,
    2006, respectively                                                          10,071            11,185
  Inventories                                                                   26,197            25,715
  Income tax receivable                                                             12             1,284
  Deferred income taxes                                                            330               330
  Prepaid expenses and other current assets                                      1,984             1,333
                                                                           -----------       -----------
Total current assets                                                           162,569           166,783

Property, plant and equipment, net                                              30,051            29,313
Goodwill                                                                         8,817             8,330
Intangible assets, net                                                           2,422             2,656
Deferred income taxes                                                              207               207
Other assets                                                                        12                29
                                                                           -----------       -----------
TOTAL ASSETS                                                               $   204,078       $   207,318
                                                                           ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                         $     5,387       $     7,239
  Accounts payable to related party                                              2,869             2,142
  Accrued payroll related expenses                                               2,798             1,599
  Accrued bonus                                                                  1,045             1,688
  Accrued transitional costs for contract manufacturing                            487              --
  Other accrued expenses                                                         3,094             2,595
  Income taxes payable                                                             223               180
                                                                           -----------       -----------
Total current liabilities                                                       15,903            15,443
                                                                           -----------       -----------

OTHER LONG-TERM LIABILITIES                                                        161               159

STOCKHOLDERS' EQUITY:
    Class A common stock, $0.001 par value; 200,000,000 shares authorized,
    47,489,409 and 47,424,178 shares outstanding at
    December 31, 2006 and September 30, 2006, respectively.                         47                47
    Class B common stock $0.001 par value; 66,000,000 shares
    authorized, 66,000,000 shares issued and outstanding at December
    31, 2006 and September 30, 2006, respectively.                                  66                66
Additional paid-in capital                                                     135,481           135,123
Accumulated other comprehensive income (loss)                                       41               (86)
Retained earnings                                                               52,379            56,566
                                                                           -----------       -----------
Total stockholders' equity                                                     188,014           191,716
                                                                           -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $   204,078       $   207,318
                                                                           ===========       ===========